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                          Gibson, Dunn & Crutcher LLP
                                  4 Park Plaza
                             Irvine, CA 92614-8557
                                 (949) 451-3800
                               (949) 451-4220 Fax
                                                                    EXHIBIT 5.01

                                  May 16, 2002


(949) 451-3800
                                                                   C 80253-00053


Salem Communications Corporation
Salem Communications Holding Corporation
4880 Santa Rosa Road
Suite 300
Camarillo, CA 93012

    Re:  Salem Communications Corporation
         Registration Statement on Form S-3 (File No. 333-86580)

Ladies and Gentlemen:

     As counsel for Salem Communications Corporation, a Delaware corporation ("Salem Communications"), and Salem Communications Holding Corporation, a Delaware corporation and wholly-owned subsidiary of Salem Communications ("Salem Holding"), we are familiar with the registration statement on Form S-3 (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on April 19, 2002, as amended by Amendment No. 1 to Registration Statement filed with the Commission on May 10, 2002, with respect to the offer and sale from time to time by the Salem Communications, Salem Holding and certain selling security holders named in the Registration Statement (the "Selling Security Holders") of up to $240,000,000 aggregate offering price of the following: (i) one or more series of Salem Holding's debt securities (the "Debt Securities"), which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, and which may include guarantees of the Debt Securities (the "Guarantees") by some or all of the direct and indirect subsidiaries of Salem Communications indicated in the Registration Statement (the "Guarantors"), (ii) shares of Salem Communications preferred stock, par value $.01 per share (the "Preferred Stock"), (iii) shares of Salem Communications Class A common stock, par value $.01 per share (the "Class A Common Stock"), including the offering and sale from time to time by the Selling Security


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Salem Communications Corporation
Salem Communications Holding Corporation
May 16, 2002
Page 2

Holders of up to 1,250,000 shares of the Class A Common Stock, and/or (iv) warrants to purchase Debt Securities, Preferred Stock or Class A Common Stock (the "Warrants"). The Debt Securities, Preferred Stock, Class A Common Stock, Warrants and Guarantees are herein collectively referred to as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

     We are familiar with the corporate action taken and proposed to be taken by Salem Communications, Salem Holding and the Guarantors in connection with the authorization, issuance and sale of the Securities. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion. We have obtained from officers of Salem Communications, Salem Holding and the Guarantors such other certificates and assurances as we consider necessary for the purpose of this opinion.

     In connection with our examination of such documents, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

     On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein and subject to completion of the corporate action proposed to be taken by Salem Communications, Salem Holding and the Guarantors referred to above (including without limitation the due reservation of the Class A Common Stock and Preferred Stock for issuance, the due authorization, approval and filing of the Certificate of Incorporation (as defined below), the due authorization of the Indenture (as defined below) and the due establishment of the specific terms of the Debt Securities to be issued thereunder in accordance with the terms of the Indenture, the due authorization of the Warrant Agreement (as defined below), and the due establishment of the specific terms of the Guarantees in accordance with the terms of the Indenture), and the due execution and delivery of the Indenture(s) pursuant to which the Debt Securities will be issued (together, the "Indenture"), the Warrant Agreement relating to the Warrants (the "Warrant Agreement") and the Guarantees, each in materially the form filed or to be filed as an exhibit to the Registration Statement (by amendment, by incorporation by reference or by Current Reports on Form 8-K), we are of the opinion that:

     1. When the Debt Securities, in substantially the form contained in (as appropriate) the form of Senior Debt Indenture, the form of Senior Subordinated Debt Indenture or the form of Subordinated Debt Indenture, shall have been authorized, executed, authenticated and

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Salem Communications Corporation
Salem Communications Holding Corporation
May 16, 2002
Page 3

delivered in accordance with the terms of the applicable Indenture, the Debt Securities will be valid and binding obligations of Salem Holding, enforceable against Salem Holding in accordance with their terms.

     2. With respect to the Class A Common Stock to be offered by Salem Communications, assuming the consideration offered in exchange for the shares is valid consideration under state law, when Salem Communications receives consideration per share for the Class A Common Stock in such an amount (not less than the par value per share) as has been or may be determined by the Board of Directors of Salem Communications, such Class A Common Stock will be validly issued, fully paid and non-assessable.

     3. With respect to the Class A Common Stock to be offered by the Selling Security Holders, such Class A Common Stock is validly issued, fully paid and non-assessable.

     4. With respect to the Preferred Stock, assuming the consideration offered in exchange for the shares is valid consideration under state law, when issued pursuant to the Amended and Restated Certificate of Incorporation of Salem Communications pursuant to Section 151 of the Delaware General Corporation Law in materially the form filed as an Exhibit to the Registration Statement (the "Certificate of Incorporation") and when Salem Communications receives consideration per share for the Preferred Stock in such an amount (not less than the par value per share) as has been or may be determined by the Board of Directors of Salem Communications, the Preferred Stock will be validly issued, fully paid and non-assessable.

     5. With respect to the Warrants, when the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, delivered and authenticated in accordance with the terms authorized by Salem Communications and the applicable Warrant Agreement, upon payment of the consideration in such an amount as has been or may be determined by the Board of Directors of Salem Communications, the Warrants will constitute legal, valid and binding obligations of Salem Communications, enforceable against Salem Communications in accordance with their terms.

     6. When the Guarantees, and related Debt Securities in substantially the form contained in the applicable Indenture, shall have been authorized, executed and authenticated in accordance with the terms of the applicable Indenture, upon payment of the consideration in such an amount as has been or may be determined by the Board of Directors of the Guarantors, the Guarantees will be valid and binding obligations of the Guarantors.

     The opinions set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Security:

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Salem Communications Corporation
Salem Communications Holding Corporation
May 16, 2002
Page 4

     (a) the Board of Directors of Salem Communications, Salem Holding or the Guarantors, as applicable, shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with its Certificate of Incorporation, as amended, and its bylaws (or in conformity with a Guarantor's certificate of formation, operating agreement or such other organizational documents if such Guarantor is not a corporation), as amended, through such time, and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded;

     (b) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;

     (c) a prospectus supplement (a "Prospectus Supplement") will be prepared and duly filed with the Commission describing the Securities offered thereby;

     (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity or enforceability of such Securities;

     (e) with respect to Debt Securities, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement;

     (f) in the case of an Indenture or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would have the effect, under applicable law, of vitiating the validity and binding nature of such instrument; and

     (g) in the case of an underwritten offering, the applicable underwriting agreement shall have been duly authorized and the Securities so offered shall have been issued and sold in accordance with the terms and conditions of the applicable underwriting agreement.

     We express no opinion (i) regarding the effectiveness of any waiver in respect of the Securities of any rights of any party, or duties owing to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonable specificity; or (ii) the effect on the enforceability of the Guarantees against any Guarantor of any facts or circumstances that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by such Guarantor, and we also express no opinion as to the effectiveness of any waiver of any such defense by any Guarantor.

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Salem Communications Corporation
Salem Communications Holding Corporation
May 16, 2002
Page 5

     Our opinions set forth above are subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including without limitation statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, and
(b) principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) that may limit the enforceability of any of the remedies, covenants or other provisions of the Securities, the Indenture, the Warrant Agreement, or the Certificate of Incorporation or the availability of injunctive relief or other equitable remedies or as such principles relate to, limit or affect the enforcement of creditor's rights generally.

     In addition, we express no opinion as to: (a) any provisions of the Securities, the Indenture, the Warrant Agreement, or the Certificate of Incorporation regarding the remedies available to any person (1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Securities, the Indenture, the Warrant Agreement, or the Certificate of Incorporation or (2) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of Salem Communications, Salem Holding or any of the Guarantors to perform their respective material obligations under the Securities, the Indenture, the Warrant Agreement, or the Certificate of Incorporation; or
(b) the provisions of the Debt Securities or the Indenture that may provide for interest on interest or penalty interest.

     This opinion is limited to the present corporate laws of the State of Delaware, the present laws of the State of New York and the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. We express no opinion as to matters involving the laws of any jurisdiction other than the States of New York and Delaware and the United States, or with respect to Delaware, any other laws. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we considered necessary to render our opinion. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

     You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

     This opinion may be filed as an exhibit to the Registration Statement. Consent is also


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Salem Communications Corporation
Salem Communications Holding Corporation
May 16, 2002
Page 6

given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                 Very truly yours,

                                                 /s/ Gibson, Dunn & Crutcher LLP
                                                 -------------------------------
                                                 GIBSON, DUNN & CRUTCHER LLP